UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2017

KEANE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2121 Sage Road, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 960-0381
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.
On September 5, 2017, Keane Group, Inc. posted presentation slides to its website (www.keanegrp.com) in the Events & Presentations section, which will be presented at upcoming investor presentations. A copy of the presentation materials is furnished hereto as Exhibit 99.1.
The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of these slides is not intended to constitute a representation that such information is required by Regulation FD or that the materials they contain include material information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Keane Group, Inc. Investor Presentation delivered on September 5, 2017

*	Furnished herewith electronically.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE GROUP, INC.

By:	/s/ Kevin M. McDonald
Name:	Kevin M. McDonald
Title:	Executive Vice President, General Counsel and Secretary
Date: September 5, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Keane Group, Inc. Investor Presentation delivered on September 5, 2017

*	Furnished herewith electronically.

2Q 2017 Earnings Call July 19, 2017 Exhibit 99.1

Safe Harbor Statement Certain statements included in this presentation are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this presentation are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; costs associated with any modification or termination of our aircraft orders; our ability to utilize our net operating losses; our ability to attract and retain customers; potential reputational or other impact from adverse events in our operations; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic and political conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel, if we decide to do so; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; economic and political instability and other risks of doing business globally; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the effects of any technology failures or cybersecurity breaches; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; the success of our investments in airlines in other parts of the world; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

Oscar Munoz Opening Remarks Chief Executive Officer

EPS including special charges increased 49.4%; 5.4% excluding special charges Achieved pre-tax margin of 12.7%; 13.2% excluding special charges #1 among our largest competitors in completion, on-time departures and on-time arrivals Redoubled focus on customer centricity – involuntary denied boardings down 88% in June Investor Day initiatives on-track Earnings Per Share Note: For a GAAP to non-GAAP reconciliation, see Appendix A

Scott Kirby President Operations and Revenue Update

Best second quarter airline operation among major competitors Completion factor1 D:001 1 Mainline (all domestic and international flights) 2 As reported to the Department of Transportation; reflects April and May only 81.1% A:141 Mishandled bag ratio2

Geographic region overview Domestic Consolidated Latin Pacific Atlantic 1 Based on capacity from 3Q16-2Q17 2 PRASM as compared to 3Q16 % ASMs1 2Q17 YOY PRASM H/(L) Notes 3Q17 outlook2 55% 2.4% Met expectations Roughly flat 18% 3.3% Strong US point-of-sale & front cabin demand Roughly flat 17% (5.5%) China & Hong Kong weakness Similar to 2Q 10% 7.8% Brazil & beach markets led recovery Positive, but less than 2Q 2.1% Consistent with 1.0% - 3.0% guide (1.0%) – 1.0%

2017 consolidated capacity is still expected to grow 2.5% to 3.5% ~4.0% 1.0% - 2.0% 5.5% - 6.5% 3Q17 capacity outlook Year-over-year H/(L) FY17 capacity outlook Year-over-year H/(L) 2.5% - 3.5% 1.0% - 2.0% 3.5% - 4.5%

Operational reliability continues to set company records Basic Economy rolled out to all mainland U.S. domestic markets; we are pleased with the results New summer capacity growth is efficient and performing well Rebanking begins in the fall in IAH, with ORD and DEN following in 2018 Phase I of revenue management system enhancements coming in third quarter Strategic initiatives on track Expect earnings improvement to come from all areas of the business

Andrew Levy Financial Update Executive Vice President and Chief Financial Officer

2Q17 GAAP earnings per share, diluted of $2.66 $B 2Q17 2Q16 H/(L)2 Total revenue $10.0 $9.4 6.4% Fuel expense $1.7 $1.4 16.1% Non-fuel expense1 $7.0 $7.1 NM Pre-tax earnings $1.3 $0.9 36.8% Net income $0.8 $0.6 39.1% Earnings per share, diluted $2.66 $1.78 49.4% Weighted average shares, diluted 308 331 (6.9%) Pre-tax margin 12.7% 9.9% 2.8 pts. 1 Includes non-fuel operating expense and non-operating expense. 2 H/(L) percentage calculated off of amounts in millions except per share data. See Appendix A

2Q17 non-GAAP earnings per share, diluted of $2.75 $B 2Q17 2Q16 H/(L)3 Total revenue $10.0 $9.4 6.4% Fuel expense $1.7 $1.4 16.1% Non-fuel expense1,2 $7.0 $6.6 6.4% Pre-tax earnings2 $1.3 $1.4 (3.0%) Net income2 $0.8 $0.9 (2.0%) Earnings per share, diluted2 $2.75 $2.61 5.4% Weighted average shares, diluted 308 331 (6.9%) Pre-tax margin2 13.2% 14.5% (1.3 pts.) Note: For a GAAP to non-GAAP reconciliation, see Appendix A 1 Includes non-fuel operating expense and non-operating expense 2 Excludes special charges 3 H/(L) percentage calculated off of amounts in millions except per share data. See Appendix A

Total CASM was down 1.0% in the second quarter Total CASM Year-over-year H/(L) 1 While the Company anticipates that it will record special charges throughout the year, at this time the Company is unable to provide an estimate of these charges, as well as an estimate of full-year profit sharing, with reasonable certainty. For a GAAP to non-GAAP reconciliation, see Appendix A 1 1

Pace of non-fuel unit cost growth expected to slow in the second half of 2017 2.5% - 3.5% 2.0% - 3.0% Non-fuel CASM1,2 Year-over-year H/(L) 1 While the Company anticipates that it will record special charges throughout the year, at this time the Company is unable to provide an estimate of these charges, as well as an estimate of full-year profit sharing, with reasonable certainty. For a GAAP to non-GAAP reconciliation, see Appendix A 2 Non-fuel CASM (operating expense per available seat mile) excludes fuel, profit sharing, third-party business expenses and special charges, the nature of which are not determinable at this time Full-year non-fuel CASM1,2 guidance remains unchanged at 2.5% - 3.5%

Balance sheet and capital allocation update Ended with $6.6B liquidity, increased by $0.2B during the quarter Pension Shareholder Returns 2Q buybacks of $422M ($74/share on average) Funded $160M in 2Q $240M contributed year-to-date Target to fund $400M in 2017 Repurchased 6% of shares outstanding over the last year ($63/share on average) $4.9B worth of shares repurchased since program inception and $1.1B in authority remaining

Increasing 2017 capex guidance to $4.6B - $4.8B Expect capex to decrease ~$1B in 2018 versus 2017’s elevated level 1 Net change on pre-delivery payments based on change to future delivery schedule

Guidance Summary 3Q17 FY17 Capacity ~4.0% 2.5% - 3.5% PRASM (1.0%) – 1.0% CASM ex1,2 2.0% - 3.0% 2.5% - 3.5% Fuel price3 $1.56 - $1.61 Pre-tax margin1 12.5% - 14.5% Capex4 $1.15B - $1.25B $4.6B - $4.8B 1 Excludes special charges, the nature and amount of which are not determinable at this time 2 Excludes fuel, profit sharing, and third-party business expenses.Third-party business revenue associated with third-party business expenses is recorded in other revenue 3 Fuel price including taxes and fees and this price per gallon corresponds to fuel expense as reported in the income statement 4 Capital expenditures include net purchase deposits and are further adjusted to include assets acquired through the issuance of debt and capital leases and airport construction financing while excluding fully reimbursable capital projects. The Company believes this is useful to investors in order to appropriately reflect the non-reimbursable funds spent on capital expenditures

Oscar Munoz Closing Remarks Chief Executive Officer

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